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Exhibit 23.5

CONSENT OF RICHARDS, LAYTON & FINGER, P.A.

        We hereby consent to the reference to us contained in the prospectus, which forms a part of the Registration Statement on Form S-3 filed by Allstate Life Global Funding and Form S-3 filed by Allstate Life Insurance Company dated August 2, 2005, Registration File No. 333-125937, relating to the proposed issuance of secured medium term notes by the Delaware statutory trusts (the "Registration Statement"), under the heading "Legal Opinions". In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in, the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

RICHARDS, LAYTON & FINGER, P.A.

/s/ RICHARDS, LAYTON & FINGER, P.A.
Wilmington, Delaware August 2, 2005

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  Exhibit 23.5
CONSENT OF RICHARDS, LAYTON & FINGER, P.A.